                          DELTA TOWNSHIP UTILITIES, LLC

          ____________________________________________________________

                       LIMITED LIABILITY COMPANY AGREEMENT
          ____________________________________________________________

                            DATED AS OF JULY 5, 2001

          ____________________________________________________________

                                TABLE OF CONTENTS

DELTA TOWNSHIP UTILITIES, LLC                                                  1
   LIMITED LIABILITY COMPANY AGREEMENT                                         1
ARTICLE I   ORGANIZATION                                                       2
    Section 1.1                                                                2
    Section 1.2                                                                2
    Section 1.3                                                                2
    Section 1.4                                                                2
    Section 1.5                                                                2
    Section 1.6                                                                2

ARTICLE II   PURPOSE AND POWERS                                                3
    Section 2.1                                                                3
    Section 2.2                                                                3

ARTICLE III   MEMBERS                                                          6
    Section 3.1                                                                3
    Section 3.2                                                                4
    Section 3.3                                                                4
    Section 3.4                                                                5

ARTICLE IV   MANAGEMENT                                                        5
   Section 4.1                                                                 5
   Section 4.2                                                                 6
   Section 4.3                                                                 7
   Section 4.4                                                                 7
   Section 4.5                                                                 7
   Section 4.6                                                                 7
   Section 4.7                                                                 7
   Section 4.8                                                                 8
   Section 4.9                                                                 8
   Section 4.10                                                                8
   Section 4.11                                                               10

ARTICLE V   DEADLOCK RESOLUTION                                               10
    Section 5.1                                                               10
    Section 5.2                                                               11

ARTICLE VI   SERVICE ARRANGEMENTS, CAPITAL CONTRIBUTIONS,
             MATERIAL APPROVALS, ETC                                          12
    Section 6.1                                                               12
    Section 6.2                                                               12
    Section 6.3                                                               13
    Section 6.4                                                               13
    Section 6.5                                                               14
    Section 6.6                                                               14

ARTICLE VII   ALLOCATIONS, DISTRIBUTIONS AND WITHHOLDING                      14
    Section 7.1                                                               14
    Section 7.2                                                               15
    Section 7.3                                                               15
    Section 7.4                                                               15

ARTICLE VII   TAX MATTERS                                                     16
    Section 8.1                                                               16
    Section 8.2                                                               16

ARTICLE IX   BANKING; ACCOUNTING; BOOKS AND RECORDS                           16
    Section 9.1                                                               16
    Section 9.2                                                               17
    Section 9.3                                                               17
    Section 9.4                                                               17
    Section 9.5                                                               17

ARTICLE X   LIABILITY, EXCULPATION AND INDEMNIFICATION                        18
    Section 10.1                                                              18
    Section 10.2                                                              18
    Section 10.3                                                              19

ARTICLE XI   TRANSFER OF INTERESTS                                            21
   Section 11.1                                                               21
   Section 11.2                                                               22
   Section 11.3                                                               22

ARTICLE XII   DISSOLUTION AND TERMINATION OF THE COMPANY                      22
    Section 12.1                                                              22
    Section 12.2                                                              23
    Section 12.3                                                              23
    Section 12.4                                                              23

ARTICLE XIII   CERTAIN DEFINITIONS                                            24
    Section 13.1                                                              24

ARTICLE XIV   MISCELLANEOUS PROVISIONS                                        26
    Section 14.1                                                              26
    Section 14.2                                                              26
    Section 14.3                                                              26
    Section 14.4                                                              27
    Section 14.5                                                              27
    Section 14.6                                                              27
    Section 14.7                                                              27
    Section 14.8                                                              27
    Section 14.9                                                              28
    Section 14.10                                                             28
    Section 14.11                                                             28

LIST OF ATTACHMENTS
-------------------

Schedule 1  -   Interest Percentages, Etc.

Schedule 2  -   Matters Requiring Action of the board of Managers of the Company

                             INDEX OF DEFINED TERMS

TERM                                                           SECTION NUMBER
----                                                           --------------

1935 Act                                                            5.2(b)(i)
Acceptance Date                                                     5.2(b)(i)
Affiliate                                                                13.1
Agreement                                                            Preamble
Applicable Interest                                                 5.2(b)(i)
Board of Managers                                                         3.2
Business Day                                                             13.1
Capital Account                                                          13.1
Capital Contribution                                                     13.1
Certificate                                                               1.2
Cinergy Solutions Managers                                             4.1(c)
Cinergy Solutions Service Agreement                                       6.1
Cinergy Solutions                                                    Preamble
Claims                                                                10.3(a)
Code                                                                     13.1
Company                                                              Preamble
Covered Person                                                           13.1
Damages                                                               10.3(a)
Deadlock                                                                  5.1
Delaware Act                                                         Recitals
Disabling Conduct                                                        13.1
Executive Committee                                                       4.7
First Offer                                                           11.1(b)
First Offer Price                                                     11.1(b)
Fiscal Year                                                               1.6
Interest                                                                 13.1
Interest Percentage                                                      13.1
HSR Act                                                                6.2(c)
Joint Venture Agreement                                              Recitals
Lien                                                                5.2(b)(i)
Liquidating Trustee                                                      12.1
Manager                                                                  13.1
Material Approvals                                                     6.2(c)
Member                                                         Recitals, 13.1
Members                                                              Recitals
Net Loss                                                                 13.1
Net Profit                                                               13.1
Offeree                                                             5.2(b)(i)
Offered Interest                                                      11.1(b)

Delta Township Project                                               Recitals

Person                                                                   13.1
Proceeding                                                            10.3(a)
Proponent                                                              5.1(i)
Proposal                                                               5.1(i)
Regulatory Approval                                                 5.2(b)(i)
SEC                                                                    6.2(c)
Second Member                                                         11.1(b)
Selling Member                                                        11.1(b)
Settlement Date                                                     5.2(b)(i)
Service Arrangements                                                      6.1
Subsidiary or Subsidiaries                                               13.1
Tax Matters Partner                                                       8.1
Transfer                                                              11.1(a)
Treasury Regulations                                                     13.1
Trigen Solutions                                                     Preamble
Trigen Solutions Managers                                              4.1(c)
Trigen Solutions Service Agreement                                        6.1

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          DELTA TOWNSHIP UTILITIES, LLC

     This  LIMITED  LIABILITY  COMPANY  AGREEMENT  (this  "Agreement")  of DELTA
TOWNSHIP  UTILITIES,  LLC a Delaware limited  liability company (the "Company"), dated  as of July 5,  2001 is made  by and  between  Cinergy  Solutions  Holding
Company,  Inc.,  a  Delaware  corporation  ("Cinergy  Solutions"),   and  Trigen
Solutions,   Inc.,  a  Delaware   corporation  ("Trigen   Solutions").   Certain
capitalized  terms  used  herein  without  definition  shall  have the  meanings specified in Section 13.1.

                               W I T N E S S E T H

     WHEREAS,  Cinergy  Solutions  and  Trigen  Solutions  have been  engaged in discussions with General Motor  Corporation  ("GM")  concerning the provision of certain  utilities  and  services  to a proposed  metal  stamping  facility  and assembly  facility  of GM located  in Delta  Township,  Michigan  (the "GM Delta
Township Project");

     WHEREAS,  pursuant to those discussions,  and to assist in implementing and performing the GM Delta Township Project, Cinergy Solutions and Trigen Solutions
have formed the Company under the Delaware  Limited  Liability  Company Act (the
"Delaware Act"); and

     WHEREAS,  as contemplated by the Delaware Act, Cinergy Solutions and Trigen
Solutions,  as the sole initial members of the Company (each in such capacity, a
"Member"), are entering into this Agreement to govern the affairs of the Company and the conduct of its business.

     NOW,  THEREFORE,  in  consideration  of the agreements and  obligations set forth  herein and for other good and  valuable  consideration,  the  receipt and sufficiency  of which are  hereby  acknowledged,  the  Members  hereby  agree as follows:

                             ARTICLE I ORGANIZATION

     Section 1.1. Name.

     The name of the Company is "Delta Township Utilities, LLC." The business of the Company may be conducted upon  compliance with all applicable laws under any other  name  designated  by the  Company  with the  concurrence  of the Board of
Managers by action taken pursuant to Section 4.4 or 4.5 below.

     Section 1.2. Term.

     The  existence of the Company  commenced  on July 5, 2001,  the date of the filing of the  Certificate of Formation (the  "Certificate")  with the office of the Secretary of State of the State of Delaware,  and shall  continue  until the
Company is dissolved in accordance with the provisions of this Agreement.

     Section 1.3. Registered Agent and Office.

     The  registered  office  of the  Company  in  Delaware  shall  be  c/o  The
Corporation Trust Company,  1209 Orange Street,  Wilmington,  New Castle County,
Delaware. At any time, the Company may designate another registered agent and/or registered office. The registered agent for service of process on the Company in the State of Delaware shall be c/o The  Corporation  Trust Company,  1209 Orange
Street, Wilmington, New Castle County, Delaware.

     Section 1.4. Principal Places of Business.

     The  principal  place of business  of the  Company  shall be at c/o Cinergy
Corp., 139 E. Fourth Street  Cincinnati,  Ohio 45202. The Company may change the location of the Company's principal place of business at any time upon agreement of its Members.  Until the expiration or termination of, and the satisfaction of all obligations under the Utility Services Agreement and the Loan Documents, the
Company shall give GM and the Lender, respectively, notice of any such change in location.

     Section 1.5. Qualifications in Other Jurisdictions.

     The Company shall be qualified or registered to do business in Michigan and in such  jurisdictions,  if any, in which the Company transacts  business and in which such  qualification or registration is required by law or deemed advisable by the Company. The Secretary of the Company, as an authorized person within the meaning of the Delaware Act,  shall execute,  deliver and file any  certificates
(and any amendments and/or  restatements  thereof)  necessary for the Company to qualify to do business in any such jurisdiction.

     Section 1.6. Fiscal Year.

     The fiscal year of the Company  (the  "Fiscal  Year") shall end on the 31st day of  December in each year.  The Company  shall have the same fiscal year for income tax and for financial and accounting purposes.

                          ARTICLE II PURPOSE AND POWERS

     Section 2.1. Purpose of the Company.

     The purpose of the Company is to develop, design,  construct,  own, operate and  maintain  the System (as defined in the  Utility  Services  Agreement);  to obtain financing for such  activities;  and to take all actions incident thereto
(the   "Purpose").   The  Members  will  cooperate  and  assist  each  other  in accomplishing  the  Purpose.  The  scope  of work  for the  site,  building  and professional  services to be  rendered  to GM  pursuant to the Utility  Services
Agreement  are  described  within the Joint  Response.  The Joint  Response  was submitted pursuant to GM's Request for Proposal WGF # 00033-US.

     Section 2.2. Powers of the Company.

     Subject to the terms and  conditions of this  Agreement,  the Company shall have the power and authority to take any and all actions necessary, appropriate, proper,  advisable,  incidental or convenient to or for the  furtherance  of the
Purpose;  provided,  however,  that  notwithstanding any other provision of this
Agreement,  unless otherwise agreed to in writing by Newman Financial  Services,
Inc., a Colorado  corporation,  or its successors and assigns ("Lender"),  until all of the Company's  obligations under that certain Loan and Security Agreement to be entered into  September 6, 2001, by and between the Company and Lender (as the same may be amended,  modified or supplemented  from time to time, the "Loan
Agreement")  and all  documents  related  thereto  (collectively,  with the Loan
Agreement,  the "Loan  Documents")  are  satisfied in full pursuant to the terms thereof,  none of the Members,  the Managers,  the Officers or the Company shall take any action in  contravention  of the  Company's  obligations  and covenants contained in the Loan Documents, including without limitation, the covenants set forth in Sections 7.01(n), (p), (q), (r), (t) and (u) of the Loan Agreement.

                               ARTICLE III MEMBERS

     Section 3.1. Members.

     The name, initial Capital  Contributions and initial Interest Percentage of each  Member are listed on  Schedule 1 attached  hereto.  The  Company  shall be required  to  update  Schedule  1 from  time  to time as  necessary  to  reflect accurately the information  therein. Any reference in this Agreement to Schedule
1 shall be deemed to be a reference  to Schedule 1 as amended and in effect from time to time.

     Section 3.2. Powers of Members.

     Except as otherwise  provided  herein,  the Members  shall have no power to transact any business in the Company's name nor have the power to sign documents for or otherwise bind the Company.  Additional  Members may only be added to the
Company  upon the  unanimous  consent  of  existing  Members  and  otherwise  in compliance  with Article XI hereof.  Subject to the  provisions  of the Delaware
Act, the Certificate and this Agreement,  the Members hereby delegate any or all such powers to the Board of Managers of the Company (the "Board of Managers") to
carry out the business affairs of the Company on the Members' behalf.  Any power not reserved to the Members or  delegated to the officers  shall remain with the
Board of Managers.  The Board of Managers shall be appointed in accordance  with the provisions of Article IV.

     Section 3.3. Meetings of Members.

     (a)  Annual Meeting.  An annual meeting of the Members shall be held once a year on such date as the Board of Managers shall designate.

     (b)  Special Meetings.  Special meetings of the Members, for any purpose or purposes,  may be called by the Board of Managers or at the request of any Member.  Business  transacted  at any  special  meeting of Members shall  be  limited  to  the  purposes  stated  in the  notice,  unless otherwise agreed by the Members attending the meeting.

     (c)  Place of Meeting.  All meetings of Members shall be held at such place within or without the State of Delaware as the Board of Managers shall designate.

     (d)  Notice of  Meetings.  Notice of all  meetings of Members,  stating the time,  place and purpose of the  meeting,  shall be given at least two
          (2) days and not more than sixty (60) days  before  the  meeting.  Any adjourned  meeting may be held as adjourned  without  further  notice, provided that any adjourned  session or sessions are held within sixty
          (60) days after the date set for the original meeting.  No notice need be given to any Member if a written waiver of notice,  executed before or after the  meeting by such Member or his  representative  thereunto duly authorized,  is filed with the records of the meeting,  or to any
          Member who attends the meeting without  protesting prior thereto or at its  commencement  the lack of notice to him. A waiver of notice  need not specify the purposes of the meeting.

     (e)  Quorum  and  Voting.  The  presence  of at least  one duly  authorized representative  of each Member shall  constitute a quorum for purposes of transacting business at any meeting of Members. Except as otherwise provided by this  Agreement,  any question  brought before any meeting shall be decided by the Members  who,  at the time in question  and in the  aggregate,  hold,  or hold  proxies  with respect to, one hundred percent  (100%) of Interest  Percentages.  Interests of Members may be
          voted in person or by proxy.

     (f)  Electronic  Communications.  Members may participate in any meeting of
          Members by means of  conference  telephone  or similar  communications equipment by means of which all persons  participating  in the meeting can  hear  each  other,  and such  participation  in a  meeting  shall constitute presence in person at the meeting.

     (g)  Actions of Members Without a Meeting.  Any action required to be taken at any  meeting of Members or  otherwise,  or any action  which may be taken at any meeting of Members or  otherwise,  may be taken without a meeting,  without  prior  notice and  without a vote,  if a consent in writing, setting forth the action so taken, shall be signed by Members having one hundred  percent  (100%) of the Interest  Percentages.  Any such written consent may be executed in two or more counterparts, each of which  shall be deemed to be an  original,  but all of which  shall constitute one and the same document.

     Section 3.4. Member Representations.

     (a)  Investment.  Each Member  represents and warrants to the other and the
          Company that (i) its  Interest has been  acquired for its own account, for  investment,  and  not  with  an  intent  or  a  present  view  to participating,  directly  or  indirectly,  in or  for  the  resale  in connection with any distribution (as interpreted  under any applicable
          law)  thereof,   nor  with  any  present  intention  of  dividing  its
          participation,   distribution,   reselling,   assigning  or  otherwise
          disposing of all or part of such  Interest,  and (ii) it will not make or  offer to make a  transfer  of its  Interest  in  violation  of the
          Securities Act of 1933, as amended, or any other applicable Federal or state securities laws.

     (b)  Binding  Obligation.  Each Member represents and warrants to the other
          Members and the Company that this Agreement has been duly  authorized, executed  and  delivered  on behalf of such  Member  and is the legal, valid and binding obligation of such Member, enforceable against it in accordance with its terms.

                              ARTICLE IV MANAGEMENT

     Section 4.1. The Board of Managers.

     (a)  General.  Except as  specifically  set forth herein,  the business and affairs of the Company  shall be managed by or under the  direction of the Board of Managers. Other than rights and powers expressly reserved to  Members  by this  Agreement  or the  Delaware  Act,  the  Board of
          Managers shall have full,  exclusive and complete discretion to manage and  control the  business  and  affairs of the  Company,  to make all decisions  affecting  the  business  and affairs of the Company and to take  all  such  actions  as it  deems  necessary  or  appropriate  to accomplish the purposes of the Company as set forth herein.

     (b)  Duties.  The Board of Managers  shall be  obligated  to devote only as much of their time to the  Company's  business as shall be  reasonably required in light of the Company's business and objectives.  A Manager shall  perform his or her duties in good faith,  in a manner he or she reasonably  believes to be in the best  interests of the Company,  and with  such care as an  ordinarily  prudent  person in a like  position would use under similar circumstances.

     (c)  Board Composition;  Removal and Vacancies.  Cinergy Solutions shall be entitled  to  designate  one-half  of the  Managers  to the  Board  of
          Managers  and Trigen  Solutions  shall be  entitled to  designate  the remaining  half  of the  Managers  to the  Board  of  Managers.  Those
          Managers  designated to the Board of Managers by Cinergy Solutions are referred  to  herein as the  "Cinergy  Solutions  Managers"  and those
          Managers  designated to the Board of Managers by Trigen  Solutions are referred to herein as the "Trigen  Solutions  Managers".  Each Manager
          shall  serve  until  his  or  her  removal,   resignation,   death  or
          retirement.  Each Member shall vote all of its Interest and shall take all other action necessary or desirable within its control (including, without  limitation,  attendance at meetings in person or by proxy and execution  of  written  consents  in lieu of  meetings),  so that  the designees  of the  other  Member  are  duly  elected  to the  Board of
          Managers.  Upon the removal,  resignation,  death or  retirement  of a
          Manager,  or vacation of office by any Manager for any reason,  his or her  successor  shall be  nominated  and elected by the same Member as originally  proposed by the former  Manager.  Any successor so elected shall  retain  his or her office  during  such time only as the former
          Manager was entitled to retain the same.  Trigen  Solutions shall have the exclusive right to remove any Trigen Solutions Manager at any time and for any reason  whatsoever  and to fill the  vacancy of the Trigen
          Solutions  Managers,  and Cinergy  Solutions  shall have the exclusive right to remove any Cinergy  Solutions Manager at any time and for any reason  whatsoever  and to fill the vacancy of the  Cinergy  Solutions
          Managers.

     (d)  Restrictions on the Board. The Board of Managers shall not: (i) do any act in contravention of any applicable law or regulation, or provision of this  Agreement;  (ii)  possess  Company  property for other than a
          Company purpose;  or (iii) admit any new Members without the unanimous consent of  existing  Members or without  compliance  with  Article XI hereof.

     Section 4.2. Notice.

     Meetings  of the Board of  Managers  may be held at such places and at such times as the  Board of  Managers  may from  time to time  determine  and,  if so determined  by a quorum of the Board of Managers,  no advance  notice of meeting need be  given.  Any  Manager  may at any time  call a  meeting  of the Board of
Managers.  Written notice of the time,  place, and purpose of such meeting shall be served by registered or  certified,  prepaid first class,  mail, or by fax or cable,  upon each  member of the Board of  Managers  and shall be given at least twenty-four (24) hours prior to the time of the meeting. No notice need be given to any  Manager  if a written  waiver of  notice,  executed  before or after the meeting by such Manager thereunto duly authorized,  is filed with the records of the meeting,  or to any Manager who attends the meeting without protesting prior thereto  or at its  commencement  the lack of notice to him.  A waiver of notice need not specify the purposes of the meeting.

     Section 4.3. Meetings; Electronic Communications.

     Regular  meetings of the Board of  Managers  shall be held on such dates as the Board of Managers shall agree but not less  frequently than once during each fiscal  year  of the  Company.  Members  of the  Board  of  Managers,  or of any
committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar  communications  equipment by means of which all persons  participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     Section 4.4. Quorum and Voting.

     A majority of the Managers shall constitute a quorum for the transaction of business  at a meeting  of the Board of  Managers,  provided,  that at least one
Cinergy Solutions  Manager and one Trigen Solutions Manager are present.  Action by the  Board  of  Managers  must be  authorized  by the  unanimous  vote of the
Managers present at the meeting.

     Section 4.5. Action Without a Meeting.

     Any action  which is required to be, or which may be,  taken at any annual, regular or special  meeting of the Board of Managers or otherwise,  may be taken without a meeting,  without  prior  notice and  without a vote,  if a consent in writing,  setting  forth  the  action  so  taken,  shall be signed by all of the
Managers  in office.  Any such  written  consent  may be executed in two or more counterparts,  each of which shall be deemed to be an original, but all of which shall constitute one and the same document.

     Section 4.6. Delegation of Powers.

     Subject  to any  limitation  set forth in the  Delaware  Act,  the Board of
Managers may delegate any of its powers to committees or to officers  consisting of persons who may or may not be Managers.  Every officer or committee shall, in the exercise of the power so delegated, comply with any restrictions that may be imposed on them by the Board of Managers.

     Section 4.7. Executive Committee.

     The Board of Managers shall have an Executive  Committee  consisting of two
(2) Managers,  one Cinergy  Solutions  Manager and one Trigen Solutions  Manager
(the "Executive  Committee").  Actions of the Executive  Committee shall require unanimous consent of both Managers.  Meetings of the Executive  Committee may be called by any member  thereof upon  twenty-four  (24) hours' prior  notice.  The
Executive  Committee  shall be  empowered  to act on such matters as may be from time to time delegated to it by the Board of Managers and in accordance with the terms and conditions of any such delegation.

     Section 4.8 Operating Committee.

     The Board of Managers shall have an Operating Committee  consisting of four
(4) members, two Cinergy Solutions members and two Trigen Solutions members (the
"Operating  Committee").  Actions  of  the  Operating  Committee  shall  require unanimous  consent of all four members.  The Operating  Committee  shall conduct regular monthly meetings (in person or telephonically).  In addition, any member of the Operating  Committee may call a meeting upon 24 hours' prior notice.  The
Operating Committee shall be empowered to: (i) approve annual operating budgets;
(ii) review monthly operations reports; (iii) approve construction budgets based on approved pro formas; (iv) review construction  reports; (v) review the status of development efforts; and (vi) approve any material changes to the budget. The
Operating Committee shall be further empowered to act on such additional matters as may be from  time to time  delegated  to it by the Board of  Managers  and in accordance with the terms and conditions of any such delegation.

     Section 4.9. Chairperson and Vice Chairperson.

     The Board of Managers shall designate one of its members as the Chairperson and another as the Vice  Chairperson.  The Trigen Solutions  Managers shall have the right to designate the Chairperson and the Cinergy Solutions  Managers shall have the right to designate the Vice  Chairperson,  with each appointee  serving for a term  commencing  from  the  date  of the  formation  of the  Company  and continuing until May 9, 2003. Thereafter, the Board of Managers (acting together and without distinguishing between the Trigen Solutions Managers and the Cinergy
Solutions  Managers)  shall  designate  one  of  its  members  to  serve  as the
Chairperson  and another  member to serve as the Vice  Chairperson.  Neither the
Chairperson nor the Vice Chairperson shall have any additional or special voting rights  and  either may be  replaced  at any time  during his or her term by the
Managers by whom initially  designated.  The Chairperson  shall preside over all meetings of the Board of Managers.  In the absence of the Chairperson,  the Vice
Chairperson  shall  preside  over  a  meeting  of the  Board  of  Managers.  The
Chairperson  and Vice  Chairperson  shall have such other  authority and perform such duties as the Board of Managers may determine in its sole discretion.

     Section 4.10. Officers.

     (a)  General.  The  Cinergy  Solutions  Managers  shall  have the  right to appoint each of the President/Chief  Executive Officer, the Secretary,
          an  Assistant  Secretary  and an Assistant  Treasurer,  subject to the prior  consent  of  Trigen  Solutions  (which  consent  shall  not  be unreasonably  withheld).  The Trigen Solutions Managers shall have the right to appoint each of the Executive Vice President/Chief  Operating
          Officer, the Treasurer and an Assistant Secretary subject to the prior consent of Cinergy  Solutions (which consent shall not be unreasonably withheld).

     (b)  Election, Term of Office, Qualifications, and Compensation. Subject to
          Section  4.9(a),  the  officers  shall be  appointed  by the  Board of
          Managers.  Except as provided in paragraphs (c) or (d) of this Section
          4.9, each Officer  shall hold office until his or her successor  shall have been chosen and qualified.  Any two (2) offices,  except those of the Chief  Executive  Officer,  the Chief  Operating  Officer  and the
          Secretary,  may be held  by the  same  Person,  but no  Officer  shall execute,  acknowledge  or  verify  any  instrument  in more  than  one capacity if such instrument be required by law or this Agreement to be executed, acknowledged or verified by any two (2) or more officers.

     (c)  Resignations and Removals. Any Officer may resign his or her office at any time by tendering his or her  resignation  to the Chief  Executive
          Officer or the Secretary.  Unless otherwise  specified  therein,  such resignation  shall take effect upon  delivery.  Except as set forth in
          Section 4.9(a), any Officer may be removed from office with or without cause by the Board of Managers.

     (d)  Vacancies  and Newly Created  Offices.  Except as set forth in Section
          4.9(a),  if any vacancy  shall occur in any office by reason of death, resignation,  removal,  disqualification or other cause, or if any new office shall be created,  such vacancies or newly created  offices may be filled by the Board of Managers.

     (e)  Conduct of Business.  Subject to the provisions of the Certificate and
          this  Agreement   (including  without  limitation  Section  6.1),  the
          day-to-day  operations of the Company shall be managed by its officers and such  officers  shall  have full power and  authority  to make all business  decisions,  enter into all  commitments  and take such other actions in connection  with the business and operations of the Company as they deem appropriate.  Such officers shall perform their duties in a manner consistent with the Certificate and this Agreement,  and with directions  which  may be  given  from  time to time by the  Board  of
          Managers.

     (f)  Chief Executive Officer. Subject to the further directive of the Board of Managers, the Chief Executive Officer shall have general and active management of the business of the Company  subject to the  supervision of the Board of Managers, shall see that all orders and resolutions of the Board of  Managers  are  carried  into  effect and shall have such additional  powers and authority as are specified by the provisions of this Agreement.

     (g)  Chief Operating  Officer.  The Chief Operating Officer shall have such authority  and  perform  such  duties  as the  Board of  Managers  may determine in its sole discretion.

     (h)  The Secretary.  The Secretary shall attend all meetings of the Members and the  Board of  Managers  and  record  all the  proceedings  of the meetings and all actions  taken  thereat in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary  shall give, or cause to be given,  notice of all  meetings  of the  Members  or the  Board of  Managers,  and shall perform  such  other  duties  as may be  prescribed  by the  Board  of
          Managers or the Chief Executive  Officer,  under whose supervision the
          Secretary shall be. The Assistant  Secretary,  if there be one, shall, in the  absence of the  Secretary  or in the event of the  Secretary's inability  to act,  perform the duties and  exercise the powers of the
          Secretary  and shall  perform  such  other  duties and have such other powers as the Board of Managers may from time to time prescribe.

     (i)  Other  Officers.  The Board of Managers  from time to time may appoint such other officers or agents as it may deem  advisable,  each of whom shall  have  such  title,  hold  office  for such  period,  have  such authority  and  perform  such  duties  as the  Board of  Managers  may determine in its sole  discretion.  The Board of Managers from time to time may  delegate  to one or more  offices  or  agents  the  power to appoint any such  officers or agents and  prescribe  their  respective rights, terms of office, authorities and duties.

     (j)  Officers as Agents;  Authority.  The officers,  to the extent of their powers set forth in this Agreement,  are agents of the Company for the purpose of the  Company's  business,  and the actions of the  officers taken in accordance with such powers shall bind the Company.

     Section 4.11. Matters for Board Determination.

     Notwithstanding  anything to the contrary contained in this Agreement,  the
Company shall not take any action with respect to matters identified on Schedule
2 hereto  without  first  obtaining  the  approval  of the  Board  of  Managers;
provided,  however, that any such action by the Company or the Board of Managers shall be subject to the restrictions set forth in Section 2.2 hereof.

                          ARTICLE V DEADLOCK RESOLUTION

     Section 5.1. Deadlocks.

     A "Deadlock" shall be a fundamental  breakdown in the relationship  between the parties as evidenced by the sequence of events described below.

     (a)  A Member or a Manager  (the  "Proponent"),  advances a  proposal  (the
          "Proposal") for consideration at a meeting of the Board of Managers or
          Members of the Company; and

     (b)  Prior to the meeting at which the Proposal is advanced,  the Proponent notifies the Board of Managers  and/or  Members that it considers  the
          Proposal  to be  essential  to  the  continuance  of  the  Proponent's investment in the Company, specifying the reasons therefore; and

     (c)  The  Proposal is not approved at that meeting (as a result of either a rejection  thereof  or a failure  to  consider  it) or the  meeting is canceled  by  reason  of  a  lack  of  a  quorum  resulting  from  the non-attendance of the non-Proponent Member's designees,  at which time a Deadlock will be deemed to have occurred.

     Section 5.2. Resolution Mechanism.

     (a)  Upon the  occurrence  of a  Deadlock,  the  Proponent  may  cause  the
          Proposal  and the  Deadlock  to be  referred  to the  Chief  Executive
          Officers  of the  ultimate  U.S.  parent  company  of  each  of  their respective  affiliated  group of  companies  (i.e.,  Trigen  Solutions
          Energy  Corporation,  a  Delaware  corporation,  in the case of Trigen
          Solutions and Cinergy  Corp., a Delaware  corporation,  in the case of
          Cinergy  Solutions).  If such Chief  Executive  Officers are unable to resolve the Deadlock  within ten (10) business days  thereafter,  then
          (but  only  then)  the  provisions  of  Section  5.2(b)  shall  apply;
          provided,  however,  that the  provisions of Section  5.2(b) shall not apply until the first  anniversary  of the  formation  of the Company, unless a failure to act by the Company  would  result in a breach of a material  agreement  to which the  Company is a party or  violate  any applicable legal or regulatory requirement.

     (b)  (i)  Within  thirty  (30) days  after the  expiration  of the ten (10)
          business-day  period referred to in paragraph (a) above, the Proponent may offer to purchase  ("Purchase  Offer") all (but not less than all)
          of the Interests and any indebtedness of the Company (collectively the
          "Applicable   Interest")  owned  by  the  other  Member   ("Offeree"),
          specifying  (x) the  aggregate  price  to be paid  for the  Applicable
          Interest  (which  aggregate  price shall specify  separately the price placed by the Proponent on each component of the  Applicable  Interest and be payable  only in cash,  and other terms and  conditions  of the
          Purchase  Offer,  (y) a date  by  which  the  Purchase  Offer  must be accepted  (which may not be less than  thirty  (30) days nor more than sixty  (60)  days  after  the date the  Purchase  Offer is made)  (the
          "Acceptance Date") and (z) a proposed settlement date (the "Settlement
          Date")  therefor (which may not be less than thirty (30) days nor more than  sixty  (60)  days  after the  specified  Acceptance  Date).  The foregoing  notwithstanding,  the  Settlement  Date may be  extended by either  Member by  written  notice to the other  Member to the  extent reasonably  required  to  accommodate  (i) any  necessary  approval or non-objection  by  or  filing  with  any  governmental  or  regulatory
          authority   (each,  a  "Regulatory   Approval")   including,   without
          limitation,  under the Public Utility Holding Company Act of 1935 (the
          "1935  Act"),  or (ii) the  removal of any liens,  claims,  charges or encumbrances  attributable  to the selling  Member and existing on the
          Applicable  Interest (each, a "Lien"),  in either case being sought in
          good  faith  by  appropriate   proceedings   promptly   initiated  and
          diligently conducted by the Member requesting the extension.

          (ii) On or before the  Acceptance  Date, the Offeree may either accept the  Purchase  Offer or may by  written  notice to the  Proponent elect to purchase all (but not less than all) of the  Proponent's
               Applicable  Interest  at the  price  and on the  other  terms and conditions  specified by the Proponent in the Purchase  Offer. If the Offeree  neither accepts the Purchase Offer nor elects by the
               Acceptance Date to purchase the Proponent's  Applicable Interest, the Offeree will be deemed to have accepted the Purchase Offer.

          (iii)In  either  event,   the  settlement   will  take  place  on  the
               Settlement  Date,  as it may be extended  per (b)(i)  immediately above,  and the  Proponent  will  purchase,  and the Offeree will sell,  the  Offeree's  Applicable  Interest,  or the Offeree will purchase, and the Proponent will sell, the Proponent's Applicable
               Interest,  as the case may be,  at the price and place and on the other terms and  conditions  specified  by the  Proponent  in the
               Purchase  Offer, in either case free and clear of all Liens which are not connected with the financing or operation of the Company,
               at  which  time  the  Proponent's   Applicable  Interest  or  the
               Offeree's  Applicable  Interest  (as the  case  may be)  shall be delivered  against  payment of the said price. In order to comply with applicable  regulatory  requirements,  the purchasing Member may designate a third party to purchase any portion or all of the
               Applicable  Interest which the purchasing  Member is committed to purchase  hereunder,  subject  to the  restrictions  set forth in
               Section 2.2 hereof.

 ARTICLE VI SERVICE ARRANGEMENTS, CAPITAL CONTRIBUTIONS, MATERIAL APPROVALS, ETC.

     Section 6.1. Initial Operations; Service Arrangements.

The Members intend to operate the Company  initially with appropriate  staff and committed overhead and for the Company to purchase operational and other support
services,   technical   assistance  and  intellectual   property  rights,  where
available,  from  the  Members  and/or  their  respective  Affiliates  or  third parities,  in each case  pursuant to terms  approved by the Members  pursuant to
Section  3.3 or the Board of Managers  pursuant to Section 4.4 or 4.5 above,  as applicable ("Service  Arrangements") Each Member and any Affiliate thereof which provides services to the Company pursuant to any Service  Arrangements  shall do so on an arm's length basis and shall  permit the Company  reasonable  access to its accounts and records pertaining to such Service Arrangements,  including the basis and computation of cost allocations.

     Section 6.2. Budget; Capitalization; Material Approvals.

     (a)  A complete copy of the Company's first and,  thereafter,  every annual budget shall be provided to each Member.

     (b)  Cinergy  Solutions shall commit to contribute  fifty-one percent (51%)
          of the amount of the capital funding  portion of the Company's  annual budget and Trigen  Solutions  shall  commit to  contribute  forty-nine percent  (49%)  of the  Company's  annual  budget,  to be  paid to the
          Company at such times as the Members shall mutually agree. All capital contributions,  when made, shall be in cash,  unless the Members shall otherwise  mutually  agree.  The Members  shall be liable only to make their  Capital  Contributions  pursuant  to  this  Section  6.2 and no
          Members  shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company.

     (c)  The  capitalization  of the Company shall be subject to the receipt by the  Members  of all  requisite  Regulatory  Approvals  and all  other consents,  licenses,  approvals or other authorizations (together with such Regulatory  Approvals,  "Material Approvals") necessary to permit the establishment and operation of the Company as contemplated herein, including, to the extent applicable,  (i) expiration or termination of the waiting period under the Hart-Scott-Rodino  Antitrust Improvements
          Act of 1976, as amended ("HSR Act"), if applicable,  (ii) the approval of the Securities and Exchange  Commission ("SEC") under the 1935 Act, if  applicable,  and (iii) any  Material  Approval  of Michigan or any
          municipality,  utility commission,  regulatory body or governmental or other agency or authority thereof.

     (d)  With reference to paragraph (c) above,  Cinergy  Solutions  represents and  warrants  that no approval  or other  action of the SEC under the
          1935 Act is required to be obtained by Cinergy Solutions,  the Company or any  other  direct or  indirect  subsidiary  of  Cinergy  Corp.  in connection  with the  formation  of the Company  and the  transactions contemplated by this Agreement or the other agreements relating to the
          System.

          Section 6.3. Status of Capital Contributions.

     (a)  Except as  otherwise  expressly  provided  in  Article  VII and XI, no
          Member shall have the right to withdraw capital from the Company or to
          receive  any   distribution   or  return  of  such  Member's   Capital
          Contributions.

     (b)  No Member shall receive any  interest,  salary or drawing with respect to its Capital  Contributions  or its Capital  Account or for services rendered on behalf of the Company or  otherwise  in its  capacity as a
          Member, except as otherwise specifically provided in this Agreement.

     (c)  No Member shall have  priority  over any other Member either as to the return of the amount of its Capital  Contribution to the Company or as to any allocation of Net Profit and Net Loss.

     Section 6.4. Capital Accounts.

     (a)  There shall be  established  on the books and records of the Company a
          Capital  Account for each Member.  The initial Capital Account balance of each Member shall be the  respective  amounts of each such Member's initial Capital Contribution.

     (b)  Each Member's Capital Account shall be adjusted by (a) increasing such balance by such Member's (i) allocable shares of Net Profit (allocated in  accordance  with Article VII) and (ii) Capital  Contributions,  if any, and (b) decreasing  such balance by (i) the amount of cash or the fair market value of  distributions to such Member pursuant to Article
          VII and (ii) such Member's  allocable  share of Net Loss (allocated in accordance  with  Article  VII).  The  provisions  of  this  Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b),  and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

     (c)  Any  Capital  Contributions  made in a form  other  than cash shall be valued at the fair market value of such  property as determined by the mutual consent of the Members.

     Section 6.5. Advances.

     If any Member, at its reasonable  discretion upon reasonable advance notice to the other Member and only to the extent necessary to meet short-term  working capital  requirements,  shall  advance any funds to the Company in excess of its
Capital  Contributions,  the amount of such advance shall  neither  increase its
Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount of any such advance shall be a debt obligation of the
Company to such Member and shall be repaid to it by the Company at a  reasonable interest  rate not to exceed a market  rate,  as soon as  practicable.  Any such advance shall be payable and  collectible  only out of Company  assets,  and the other Members shall not be  personally  obligated to repay any part thereof.  No
Person who makes any loan to the Company  shall have or acquire,  as a result of making such loan,  any direct or indirect  interest in the  profits,  capital or property of the Company, other than as a creditor.

     Section 6.6. Negative Capital Accounts.

     No Member  shall be required  to make up a negative  balance in its Capital
Account.

             ARTICLE VII ALLOCATIONS, DISTRIBUTIONS AND WITHHOLDING

     Section 7.1. Allocations of Net Profit and Net Loss.

     (a)  The Net Profit  and Net Loss of the  Company,  including  each item of income,  gain, loss and deduction,  and credit shall be allocated with respect to each Fiscal Year (or portion  thereof) among the Members in accordance with their respective Interest Percentages.

     (b)  Allocations  for tax purposes  shall be made in the same manner as the allocations  set forth under  Section  7.1(a);  however the  following adjustments shall be made and applied,  to the extent necessary,  in a manner consistent with Treasury Regulation Section 1.704-1(b):

          (i)  The allocations of income,  gain, loss and deduction  pursuant to
               Section  7.1(a)  shall be adjusted  to comply with the  qualified
               income  offset   requirements  of  Treasury   Regulation  Section
               1.704-1(b)  and  the   nonrecourse   deduction  or  minimum  gain
               charge-back requirements of Treasury Regulation Section 1.704-2.

          (ii) Any  special  allocations  pursuant to the  preceding  clause (i)
               required in order to comply with the Treasury  Regulations  shall be taken into  account,  to the extent  permitted by the Treasury
               Regulations, in computing subsequent allocations pursuant to this
               Section  7.1(b) so that the net amount of any items so  allocated and all other items allocated to each Member shall, to the extent possible,  be equal to the amount that would have been  allocated to each Member had there been no such special allocation.

     (c)  If there is a charge in any  Member's  share of the  distributions  or other items of the  Company  during any Fiscal Year as a result of the
          Transfer  (as defined  herein) of an Interest,  allocations  among the
          Members  shall  be made in  accordance  with  their  Interests  in the
          Company from time to time during such Fiscal Year in  accordance  with
          Code  Section  706,  using the  closing-of-the-books  method;  however depreciation  shall be deemed to accrue  ratably on a daily basis over the entire year during which the  corresponding  asset is owned by the
          Company.

     Section 7.2. Distributions.

     Distributions  may be made to the Members in accordance with their Interest
Percentages  at such times as determined in the sole  discretion of the Board of
Managers,  or at such other  times as the  Members by  unanimous  consent  shall determine.

     Section 7.3. Limitations on Distribution.

     Notwithstanding  any  provisions  of this Article VII to the  contrary,  no distribution  shall be made (i) if such distribution  would violate any contract or agreement to which the Company is then a party or any law then  applicable to the Company,  including the provisions of Section 18-607 of the Delaware Act, or
(ii) to the  extent  that  the  Board of  Managers  determines  that any  amount otherwise  distributable  should  be  retained  by the  Company  to  pay,  or to establish  a reserve  for the payment of, any  liability  or  obligation  of the
Company,  including  obligations  to pay or  withhold  Federal,  state  or local income,  franchise  or other  taxes or levies,  whether  liquidated,  fixed,  or contingent.

     Section 7.4. Withholding Taxes.

     The Company is authorized to withhold from  distributions  to a Member,  or with respect to allocations to a Member, and to pay over to a Federal,  state or local  government,  any amounts required to be withheld  pursuant to the Code or any provisions of any other Federal, state or local law. Any amounts so withheld shall be treated as having been  distributed  to such Member for all purposes of this  Agreement,  and  shall be  offset  against  the  current  or next  amounts otherwise distributable to such Member.

                             ARTICLE VII TAX MATTERS

     Section 8.1. Tax Matters.

     Cinergy  Solutions is hereby  designated  as "Tax  Matters  Partner" of the
Company under Section 6231 of the Code and the Treasury Regulations  thereunder.
Notwithstanding  the foregoing  designation,  the Tax Matters  Partner shall not take any action in its capacity as Tax Matters  Partner in  connection  with any tax audit, contest or other similar proceeding involving the Company without the consent or approval of the other Member.  The Tax Matters Partner shall keep the other Member fully apprised of its activities in its capacity as the Tax Matters
Partner.

     Section 8.2. Taxation as Partnership.

     The Members  intend that the Company shall be treated as a partnership  for
United States  Federal income tax purposes and the Members agree not to take any action  inconsistent  with the Company's  classification  as a  partnership  for
United States Federal income tax purposes.

     Section 8.3 Tax Elections.

     The  Board of  Managers  may make on  behalf of the  Company  the  election referred to in Section 754 of the Code.  The Board of Managers  shall  determine whether to make or revoke  any other  election  (other  than an  election  to be classified as an association  taxable as a corporation  which shall be made only with the unanimous  consent of all the Members)  pursuant to the Code.  Upon the request of the Board of  Managers,  each  Member  shall  supply the  information necessary to effect such election.

                ARTICLE IX BANKING; ACCOUNTING; BOOKS AND RECORDS

     Section 9.1. Banking.

     All funds of the Company may be deposited in such bank,  brokerage or money market  accounts as shall be established  by the Board of Managers.  Withdrawals from and checks drawn on any such account  shall be made upon such  signature or signatures as the Board of Managers may designate.

     Section  9.2.  Maintenance  of Books and Records;  Accounts and  Accounting
Method.

     Cinergy  Solutions  shall  keep or cause to be kept at the  address  of the
Company  (or at such other  place as the  Company  shall  advise the  Members in writing) full and accurate accounts of the transactions of the Company in proper books and records of account which shall set forth all  information  required by the Delaware  Act.  Such books and records  shall be  maintained on the basis of
United States generally accepted accounting  principles.  Such books and records shall be available, upon two (2) Business Days' notice to the Board of Managers, for inspection and copying at reasonable times during business hours by a Member or its duly  authorized  agents or  representatives  for any purpose  reasonably related to such Member's interest as a member in the Company.

     Section 9.3. Financial Statements.

     As soon as available  and in any event within 45 days after the end of each fiscal quarter, the Company shall have prepared, and delivered to each Member, a quarterly  set of primary  financial  statements  for the  Company.  This set of primary financial  statements shall include:  (i) a balance sheet reflecting the assets,  liabilities  and capital  accounts of the Company,  comparative  to the prior  year  and  the  prior  year-end;  and  (ii)  quarterly  and  year-to-date statements of  operations,  comparative to the prior year. The Board of Managers shall cause the annual financial statements of the Company to be examined by the
Company's  independent  auditor and submitted for adoption at the annual meeting of Members.

     Section 9.4. Additional Information.

     Upon the request of a Member, the Company shall prepare additional periodic or special reports of the Company's accounts and/or business activity considered necessary  by such Member,  including  but not limited to,  detailed  reports of sales by location,  detailed expense reports,  reports of capital  expenditures, details of assets and liabilities, and non-financial and ratio data.

     Section 9.5. Minutes of Meetings.

     The  Managers  shall  cause  minutes  of  all  proceedings  and  copies  of resolutions adopted at meetings of Members or Managers to be duly entered in the minute books which shall be kept at the  executive  offices of the Company.  Any such minutes must be signed by either the Chairperson or Vice  Chairperson,  and one other person (such as the Secretary) who was present at the meeting at which such  resolutions  were  passed.  Further,  the  Managers  shall cause copies of written  actions taken without a meeting to be duly entered in the minute books.
Any such written  actions  taken  without a meeting must be signed by all of the
Mangers in office.

              ARTICLE X LIABILITY, EXCULPATION AND INDEMNIFICATION

     Section 10.1. Liability.

     Except as otherwise  provided by the Delaware  Act, the debts,  obligations and liabilities of the Company,  whether arising in contract, tort or otherwise, shall be solely the debts,  obligations and  liabilities of the Company,  and no
Covered Person shall be obligated  personally  for any such debt,  obligation or liability of the Company solely by reason of being a Covered Person.

     Section 10.2. Exculpation.

     (a)  Generally.  No Covered  Person  shall be liable to the  Company or any
          Member  for any act or  omission  taken or  suffered  by such  Covered
          Person in good  faith and in the  reasonable  belief  that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement,  provided that such act or omission is not in material violation of this Agreement and does not constitute  Disabling Conduct by the Covered Person. No Member shall be liable to the Company or any
          Member for any action taken by any other Member.

     (b)  Reliance  Generally.  A Covered  Person  shall incur no  liability  in acting upon any signature or writing  reasonably  believed by it to be genuine,  and may rely on a certificate signed by an executive officer of any  Person in order to  ascertain  any fact with  respect  to such
          Person or within such Person's knowledge and may rely on an opinion of counsel selected by such Covered Person with respect to legal matters, except to the extent that such  Covered  Person  engaged in  Disabling
          Conduct. Each Covered Person may act directly or through its agents or attorneys.  Each Covered Person may consult with counsel,  appraisers, engineers,  accountants and other skilled Persons of its choosing, and shall not be liable for  anything  done,  suffered  or omitted in good faith in  reasonable  reliance upon the advice of any of such Persons, except to the extent that such  Covered  Person  engaged in  Disabling
          Conduct.  No  Covered  Person  shall be liable to the  Company  or any
          Member for any error of judgment  made in good faith by a  responsible officer or officers of the Covered  Person,  except to the extent that such Covered Person engaged in Disabling Conduct.  Except as otherwise provided in this Section  10.2,  no Covered  Person shall be liable to the  Company or any Member for any  mistake of fact or judgment by the
          Covered  Person in conducting  the affairs of the Company or otherwise acting in respect of and within the scope of this Agreement, except to the extent that such Covered Person engaged in Disabling  Conduct.  No
          Covered  Person shall be liable for the return to any Member of all or any portion of any Member's Capital Account or Capital  Contributions,
          except to the extent that such  Covered  Person  engaged in  Disabling
          Conduct.

     (c)  Reliance on this Agreement. To the extent that, at law or in equity, a
          Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members,  any Covered Person
          acting under this  Agreement  or otherwise  shall not be liable to the
          Company or to any Member for its good faith reliance on the provisions of this  Agreement.  The provisions of this  Agreement,  to the extent that they  restrict  the duties and  liabilities  of a Covered  Person otherwise  existing at law or in equity,  are agreed by the Members to replace such other duties and liabilities of such Covered Person.

     (d)  Standard of Care.  Whenever in this Agreement a Person is permitted or required to make a decision (i) in its "sole and absolute discretion,"
          "sole discretion,"  "discretion" or under a grant of similar authority or latitude,  the Person shall be entitled to consider such  interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any  consideration to any interest of or factors  affecting  the  Company or any other  Person,  or (ii) in its
          "good faith" or under another express  standard,  the Person shall act under such  express  standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

     Section 10.3. Indemnification.

     (a)  Indemnification  Generally.  The Company shall and hereby does, to the fullest extent permitted by applicable law,  indemnify,  hold harmless and release each Covered Person from and against all claims,  demands, liabilities,  costs, expenses, damages, losses, suits, proceedings and
          actions,   whether   juridical,   administrative,   investigative   or
          otherwise,  of  whatever  nature,  known  or  unknown,  liquidated  or unliquidated  ("Claims"),  that may  accrue to or be  incurred  by any
          Covered Person, or in which any Covered Person may become involved, as a party  or  otherwise,  or  with  which  any  Covered  Person  may be threatened, relating to or arising out of the business and affairs of, or activities undertaken in connection with, the Company, or otherwise relating  to or  arising  out of this  Agreement,  including,  but not limited to, amounts paid in satisfaction  of judgments,  in compromise or as fines or penalties  and counsel  fees and  expenses  incurred in connection  with the  preparation for or defense or disposition of any investigation,  action,  suit,  arbitration  or  other  proceeding  (a
          "Proceeding"),  whether  civil or  criminal  (all of such  Claims  and amounts  covered by this Section 10.3 and all expenses  referred to in
          Section 10.3(c),  are referred to as "Damages"),  except to the extent that it shall have been determined  ultimately that such Damages arose from  Disabling  Conduct of such  Covered  Person or that such Covered
          Person committed a material breach of this Agreement.  The termination of any  Proceeding  by  settlement  shall  not,  of  itself,  create a presumption  that any Damages relating to such settlement arose from a material  violation of this Agreement by, or Disabling Conduct of, any
          Covered Person.

     (b)  No Direct Member Indemnity.  Members shall not be required directly to indemnify any Covered Person.

     (c)  Expenses,  etc.  Expenses  incurred by a Covered  Person in defense or
          settlement   of  any  Claim   that  may  be  subject  to  a  right  of
          indemnification  hereunder may be advanced by the Company prior to the final  disposition  thereof  upon receipt of an  undertaking  by or on behalf  of the  Covered  Person  to repay  such  amount if it shall be determined  ultimately  that the Covered  Person is not entitled to be indemnified  hereunder.  The  right  of  any  Covered  Person  to  the indemnification  provided  herein  shall be  cumulative  with,  and in addition  to,  any and all  rights to which  such  Covered  Person may otherwise  be entitled by contract or as a matter of law or equity and shall extend to such Covered  Person's  successors,  assigns and legal representatives.

     (d)  Notices of Claims,  etc. Promptly after receipt by a Covered Person of notice of the  commencement  of any  Proceeding,  such Covered  Person shall, if a claim for indemnification in respect thereof is to be made against  the  Company,  give  written  notice  to the  Company  of the commencement  of such  Proceeding,  provided  that the  failure of any
          Covered Person to give notice as provided herein shall not relieve the
          Company of its  obligations  under  this  Section  10.3  except to the extent that the Company is actually prejudiced by such failure to give notice.  In case any such  Proceeding  is  brought  against  a Covered
          Person  (other than a derivative  suit in right of the  Company),  the
          Company will be entitled to  participate  in and to assume the defense thereof  to the  extent  that the Board of  Managers  may  wish,  with counsel reasonably  satisfactory to such Covered Person.  After notice from the Board of Managers  to such  Covered  Person of the  Company's election to assume the defense thereof, the Company will not be liable
          for  expenses   subsequently   incurred  by  such  Covered  Person  in
          connection with the defense  thereof.  The Company will not consent to entry of any  judgment  or enter  into any  settlement  that  does not include as an unconditional term thereof the giving by the claimant or plaintiff  to such Covered  Person of a release from all  liability in respect to such Claim.

     (e)  No Waiver.  Nothing  contained in this Section 10.3 shall constitute a waiver by any Member of any right that it may have  against  any party under United States Federal or state securities laws.

     (f)  Authorization.  Any indemnification under Section 10.3, as well as the advance payment of expenses  permitted under Section  10.3(c),  unless ordered by a court, must be made by this Company only as authorized in the specific case upon a  determination  that  indemnification  of the
          Covered Person is proper under those circumstances.  The determination must be made:

               (1)  by  the  Board  of  Managers  by  a  majority  of  a  quorum consisting  of  Managers  who were not parties to the act or
                    Proceeding;

               (2)  if a majority vote of a quorum  consisting of those Managers who were not parties to the act or Proceeding so orders,  by independent legal counsel in a written opinion; or

               (3)  if a quorum  consisting  of Managers who were not parties to the act or  Proceeding  cannot be obtained,  by  independent legal counsel in a written opinion.

                        ARTICLE XI TRANSFER OF INTERESTS

     Section 11.1. Personal Property; Consent for Transfers.

     (a)  Restrictions on Transfer.  A Member shall not transfer,  sell, assign, convey,  exchange,  pledge,  encumber or otherwise dispose of (each, a
          "Transfer") any of its Interest unless:  (i) the other Member has been afforded a right of first offer in accordance  with the procedures set forth in paragraph  (b) of this Section  11.1;  (ii) the  contemplated
          Transfer  will not  adversely  affect  the  regulatory  status  of the
          Company  or  the  GM  Delta  Township  Project;  (iii)  all  requisite
          Regulatory Approvals have been duly obtained and are in full force and effect; (iv) the contemplated  Transfer will not result in adverse tax treatment for the Company,  the GM Delta Township Project or either of the Members;  and (v) the contemplated  Transfer is in compliance with the restrictions set forth in Section 2.2 hereof.

     (b)  Right of First Offer. In the event a Member desires to Transfer all or any part of its Interest,  such Members (the "Selling  Member")  shall first  deliver a written  notice (the  "Section  11.1  Notice") to the other Member (the  "Second  Member")  which  notice shall  specify the portion of the  Selling  Member's  Interest  to be sold (the  "Offered
          Interest").  Within  thirty (30) days after its receipt of the Section
          11.1  Notice,  the  Second  Member  shall  have the  right to offer to purchase  (the "First  Offer") all, but not less than all, the Offered
          Interest at a price payable only in cash (the "First Offer Price") and on such other terms and  conditions as shall be set forth in the First
          Offer.  Within  thirty (30) days after its receipt of the First Offer, the Selling  Members shall either accept or reject the First Offer. If the Selling Member  accepts the First Offer,  the Selling Member shall sell, and the Second Member shall purchase,  the Offered Interest at a closing  to be held at a time not later  than sixty (60) days (or such longer period,  if any, pending any necessary  Regulatory  Approval or removal of Liens) after the Selling  Member's  acceptance of the First
          Offer and at such  location as may be mutually  agreed upon,  at which time the Offered  Interest  shall be delivered,  free and clear of all
          Liens which may have been imposed on the Offered  Interest and are not connected  with the  financing  or  operation  of the Company  itself, against  payment of the First  Offer  Price.  In order to comply  with
          applicable   regulatory   requirements,   the  purchasing  Member  may
          designate  (i) a third  party to  purchase  any portion of the Offered
          Interest  which  the  purchasing  Member  has  committed  to  purchase hereunder  if the  Offered  Interest  constitutes  all of the  Selling
          Member's  equity and debt  interest  in the  Company,  or (ii) a third party  reasonably  acceptable  to the Selling  Member to purchase  any portion  of the  Offered  Interest  which the  purchasing  Member  has committed to purchase  hereunder if the Offered  Interest  constitutes less than all of the Selling  Member's equity and debt interest in the
          Company.  If the Selling  Member rejects or does not timely accept the
          First Offer, then the Selling Member shall have one hundred and twenty
          (120) days (or such  longer  period,  if any,  required  to obtain any necessary  Regulatory  Approval or to remove any Liens) following such rejection  within which to consummate the sale of the Offered Interest at a price per share in cash greater than the First Offer Price and in all other  respects upon terms and  conditions no less  favorable than those specified in the First Offer. If no such sale occurs within such
          120-day  period (or longer  period as  described  above),  the Offered
          Interest shall again be subject to all of the  restrictions  set forth in this Section 11.1(b).

     (c)  Proportionate  Sales  Rights.  If the Second  Member does not elect to purchase the Offered  Interest  pursuant to Section 11.1(b) above, the
          Second Member shall have the right, but not the obligation, to sell to the  prospective  purchaser  identified  in the  First  Offer the same proportion of the Second  Member's  Interest as the  proportion of the
          Selling Member's Interest proposed to be sold by the Selling Member at the same  price and  otherwise  on the same  terms and  conditions  on which,  and at the same time as, the Selling Member wishes to sell its
          Interest.  The  proportionate  sale right  specified  in this  Section
          11.1(c)  shall be  exercisable  by written  notice given by the Second
          Member to the Selling Member during the same thirty (30) day period in which the Second  Member may make the First Offer  contemplated  under
          Section 11.1(b). The Selling Member shall not sell any of its Interest
          to  the  prospective   purchaser  unless  such  purchaser  honors  its
          obligation to purchase a proportionate Interest from the Second Member as provided  herein.  Any purported  Transfer  inconsistent  with this
          Section 11.1(c) shall be null and void and of no effect.

     Section 11.2. Issue and Replacement of Certificates.

     Upon the request of any Member, an Interest  certificate shall be delivered to such Member for the Interest held by it. Every certificate shall be signed by one Cinergy Solutions Manager and one Trigen Solutions  Manager.  In the case of loss, mutilation, or destruction of a share certificate a new certificate may be issued upon such terms as the Board of Managers may prescribe.

     Section 11.3. Interest Certificate Legend.

     All certificates representing Interests shall bear the following legend (in addition to any other legend required by applicable law):

     "These interests have not been registered under the Securities Act of 1933, as amended,  or any state securities laws and may not be sold, offered for sale, pledged,  assigned,  hypothecated  or otherwise  transferred in violation of any applicable  securities  law.  These  interests  are  subject  to the  terms  and conditions,  including restrictions on transfers, pledges or other dispositions, of a Limited Liability Company Agreement,  dated as of October 20, 1999, each as amended from time to time, copies of which are on file with the Secretary of the
Company."

             ARTICLE XII DISSOLUTION AND TERMINATION OF THE COMPANY

     Section 12.1. Dissolution.

     The Company shall dissolve upon and in accordance with the mutual agreement of the Members.

     Section 12.2. Liquidation.

     Upon  dissolution  of the  Company,  the Person or Persons  approved by the
Board of  Managers  shall  carry  out the  winding  up of the  Company  (in such
capacity,  the  "Liquidating  Trustee")  and  shall  proceed,   subject  to  the
provisions  herein,  to  liquidate  the Company  and apply the  proceeds of such liquidation,  or in its sole  discretion to distribute  Company  assets,  in the following order of priority:

          First,  to creditors in  satisfaction  of debts and liabilities of the
     Company,  whether  by payment or the  making of  reasonable  provision  for payment (other than any loans or advances that may have been made by any of the Members to the Company),  and the expenses of  liquidation,  whether by payment or the  making of  reasonable  provisions  for  payments,  any such reasonable  reserves  (which  may be funded by a  liquidating  trust) to be established  by the  Liquidating  Trustee,  as the case may be, in  amounts deemed by it to be  reasonably  necessary  for the payment of the Company's expenses, liabilities and other obligations (whether faxed or contingent);

          Second,  to the Members in  satisfaction of any loans or advances that may have been made by any of the Members to the Company  whether by payment or the making of reasonable provision for payment; and

          Third,  to the  Members in  proportion  to, and to the extent of, each
     Member's  Capital  Account,  as such  Capital  Account  has  been  adjusted pursuant to Article VI.

     Section 12.3. Time for Liquidation, etc.

     (a)  A reasonable  time period shall be allowed for the orderly  winding up and  liquidation  of the assets of the  Company and the  discharge  of liabilities to creditors as to enable the Liquidating  Trustee to seek to minimize potential losses upon such liquidation.  The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a certificate of cancellation of the Company with the Secretary of State of the State of Delaware.

     (b)  Upon  completion  of the  foregoing,  the  Liquidating  Trustee  shall
          execute,   acknowledge   and  cause  to  be  filed  a  certificate  of
          cancellation  of the Company with the  Secretary of State of the State of Delaware.

     Section 12.4. Claims of the Members.

     The  Members  and any former  Members  shall look  solely to the  Company's assets for the return of their Capital  Contributions,  and if the assets of the
Company  remaining after payment of or due provisions of all debts,  liabilities and  obligations  of  the  Company  are  insufficient  to  return  such  Capital
Contributions, the Members and former Members shall have no recourse against any
Member, any Manager or their Affiliates.

                        ARTICLE XIII CERTAIN DEFINITIONS

     Section 13.1. Definitions.

     Unless the context  otherwise  requires,  the terms defined in this Section shall, for the purposes of this Agreement, have the meanings herein specified.

          "Affiliate" shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries,  controls, is controlled by, or is under common control with, the Person specified.

          "Business  Day" shall mean any day on which banks  located in New York
     City are not required or authorized by law to remain closed.

          "Capital Account" shall mean, with respect to any Member,  the account maintained for such Member in accordance with the provisions of Section 6.4 hereof.

          "Capital  Contribution"  shall mean,  with respect to any Member,  the amount set forth  opposite  the name of such Member on Schedule I under the column "Capital Contribution".

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Covered  Person" shall mean a Member,  a Manager,  or any Person that directly or indirectly,  through one or more intermediaries,  controls,  is controlled by, or is under common control with the Company,  a Member, or a
     Manager;  any  officers,  directors,  shareholders,   controlling  persons,
     partners,  employees,  representatives  or agents of a Member, a Manager or their  respective  Affiliates;  or any  officer,  employee  or agent of the
     Company or its Affiliates; or any Person who was, at the time of the act or omission in question, such a Person.

          "Disabling  Conduct"  shall mean conduct  that  constitutes  fraud,  a willful violation of law, gross negligence or reckless disregard of duty in the conduct of the duties of the Person referred to.

          "Interest" shall mean a Member's limited liability company interest in the Company which  represents such Member's share of the profits and losses of the Company and such  Member's  rights to receive  distributions  of the
     Company's  assets and to  participate  in the  management of the Company in accordance with the provisions of this Agreement and the Delaware Act.

          "Interest  Percentage"  shall mean the percentage  shown on Schedule 1 hereto under the heading "Interest Percentage".

          "Manager"  shall mean a "manager"  within the meaning of the  Delaware
     Act and a member of the Board of Managers.

          "Member"  shall  mean any Person  named as a member of the  Company on
     Schedule 1 and  "Members"  shall mean two (2) or more of such  Persons when acting in their capacities as members of the Company.

          "Net Profit" or "Net Loss" shall mean,  for any Fiscal  Year,  the net income or net loss of the  Company  for such  Fiscal  Year,  determined  in accordance  with Section  703(a) of the Code,  including any items that are separately stated for purposes of Section 702(a) of the Code, as determined in  accordance  with  Federal  income tax  accounting  principles  with the following adjustments:

               (a)  any income of the Company that is exempt from Federal income tax shall be included as income;

               (b)  any  expenditures  of the Company  described in Code Section
                    705(a)(2)(B)   or  treated  as  Code  Section   705(a)(2)(B)
                    expenditures   pursuant  to  Treasury   Regulations  Section
                    1.704-1(b)(2)(iv)(1) shall be treated as current expenses;

               (c)  no effect shall be given to any adjustments made pursuant to
                    Section 734 or 743 of the Code; and

               (d)  the  basis of  property  contributed  to the  Company  shall initially  be treated as equal to the agreed upon  valuation of such  property,  and all  gain,  loss,  depreciation  and amortization  on such property shall be determined  based on
                    such  agreed  upon  value  in   accordance   with   Treasury
                    Regulations Section 1.704-1(b)(2)(iv)(g).

          "Person"  shall  mean  any   individual,   corporation,   association,
     partnership  (general  or  limited),   joint  venture,  trust,  joint-stock
     company,  estate,  limited liability company,  unincorporated  organization other legal entity or organization.

          "Senior Debt" shall have the meaning given to that term in the Utility
     Services Agreement.

          "Subsidiary" or  "Subsidiaries"  of any Person means any  corporation, partnership,  joint  venture or other  legal  entity of which  such  Person
     (either  alone or through or  together  with any other  subsidiary),  owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests the holder of which is generally  entitled to vote for the election  of the  board  of  directors  or  other  governing  body  of such corporation, partnership, joint venture or other legal entity.

          "Treasury  Regulations"  shall mean the  Regulations  of the  Treasury
     Department of the United States issued pursuant to the Code.

          "Utility Services  Agreement" shall mean that certain Utility Services
     Agreement  to be dated on or about  September 6, 2001 by and between GM and the Company  relating to the GM Delta Township  Project and the System,  as
     the same may be modified, amended or restated..

                      ARTICLE XIV MISCELLANEOUS PROVISIONS

     Section 14.1. Amendments Generally.

     The terms and provisions of this Agreement shall not be modified or amended at any time  except by the  unanimous  consent of the Members and subject to the restrictions  set forth in Section  2.2  hereof;  provided,  that,  without  the consent  of any of the  Members,  the Board of  Managers  may amend  Schedule  1 attached hereto to reflect  changes validly made,  pursuant to the terms of this
Agreement.

     Section 14.2. Entire Agreement.

     This Agreement  (including all attachments  hereto)  constitutes the entire agreement  between the Members  with respect to the Company and  supersedes  all other prior agreements and  understandings,  both written and oral,  between the
Members or their respective Affiliates with respect to the Company.

     Section 14.3. Notices.

     All notices,  requests,  claims, demands and other communications hereunder shall be in  writing  and shall be given  (and shall be deemed to have been duly given upon  receipt) by delivery in person,  by  facsimile or by  registered  or certified mail (postage prepaid, return receipt requested),  to the other Member as follows:

         If to Cinergy Solutions:

         Cinergy Solutions Holding Company, Inc.
         105 E. Fourth Street
         Suite 1850
         Cincinnati, Ohio  45202
         Attention: Charles M. O'Donnell

         with a copy to:

         Cinergy Corp.
         139 E. Fourth Street
         Cincinnati, Ohio 45202
         Attention: Vivian M. Raby, Senior Counsel

         and

         if to Trigen Solutions:

         Trigen Solutions, Inc.
         One Water Street
         White Plains, New York 10601
         Attention: General Counsel

or to such  other  address  as the  person  to whom  notice  is  given  may have previously furnished to the other in writing in the manner set forth above.

     Section 14.4. Table of Contents and Headings.

     The table of contents and the headings and  subheadings  of the sections of this Agreement are inserted for convenience and  identification  only and are in no way intended to describe,  interpret,  define, or limit the scope,  extent or intent of this Agreement or any provision thereof.

     Section 14.5. Assignment.

     This  Agreement  shall not be assigned by either  Member or by operation of law or otherwise.

     Section 14.6. Severability.

     The  provisions  of  this  Agreement  shall  be  deemed  severable  and the invalidity or  unenforceability  of any provision  shall not affect the validity and  enforceability  of the other  provisions  hereof.  If any provision of this
Agreement,   or  the  application  thereof  to  any  person  or  entity  or  any circumstance,  is  invalid  or  unenforceable,  (a)  a  suitable  and  equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable,  the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this  Agreement and the  application  of such provision to other persons,  entities or circumstances  shall not be affected by
such   invalidity   or   unenforceability,   nor  shall   such   invalidity   or
unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 14.7. Extension; Waiver.

     Each  Member  may (i)  extend  the time for the  performance  of any of the obligations or other acts of the other Members,  (ii) waive any  inaccuracies in the  representations  and warranties of the other Member  contained  herein,  or
(iii)  waive  compliance  by the  other  Member  with any of the  agreements  or conditions contained herein. Any agreement on the part of any Member to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Member.  The failure of any Member hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

     Section 14.8. Governing Law.

     This  Agreement  shall be governed by and construed in accordance  with the law of the State of Delaware,  without  regard to the principles of conflicts of law thereof.

     Section 14.9. Names and Logos.

     To further the  objectives of this  Agreement and the Company,  the Members acknowledge and agree that the Company shall have the non-exclusive right to use the names and logos of the Members to the extent such use is  reasonable  and in connection with the implementation of this Agreement.

     Section 14.10. Further Actions.

     Each Member shall execute and deliver such other  certificates,  agreements and documents,  and take such other  actions,  as may reasonably be requested by the Company in connection  with the formation of the Company and the achievement of its purposes,  including,  without  limitation,  (a) any  documents  that the
Company deems necessary or appropriate to form,  qualify or continue the Company as a  limited  liability  company  in all  jurisdictions  in which  the  Company conducts or plans to conduct business and (b) all such agreements, certificates, tax statements and other  documents as may be required to be filed in respect of the Company.

     Section 14.11. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together  shall  constitute a single agreement.

      [Remainder of page intentionally left blank. Signature page follows.]

     IN  WITNESS  WHEREOF,  the  undersigned  have duly  executed  this  Limited
Liability Company Agreement of Delta Township  Utilities,  LLC as of the 5th day
or July, 2001.

                                            CINERGY SOLUTIONS HOLDING
                                            COMPANY, INC.

                                            By: __________________________
                                            Name: _______________________
                                            Title: ________________________

                                            TRIGEN SOLUTIONS, INC.

                                            By: __________________________
                                            Name: _______________________
                                            Title: ________________________

                                                      SCHEDULE 1

                 Members'                      Capital                Interest
                   Names                     Contribution            Percentage
                   -----                     ------------            ----------

Cinergy Solutions Holding Company, Inc.        $ 51.00                 51.0%

Trigen Solutions, Inc.                         $ 49.00                 49.0%

                                   SCHEDULE 2

        MATTERS REQUIRING ACTION OF THE BOARD OF MANAGERS OF THE COMPANY

(a)  Demand for capital contributions from the Members.

(b)  Borrowing  money,  including  without  limitation,   the  Senior  Debt,  or
     guaranteeing  the  obligations of any Person not in the ordinary  course of business, or mortgaging, pledging or granting a security interest in assets not in the ordinary course of business,  in any one transaction or a series of related transactions or any amendment or modification of any arrangement for any of the foregoing not in the ordinary course of business.

(c)  Entering  into a  transaction  or  agreement  or  amending  or  modifying a material agreement with an Affiliate of a Member other than as specifically set forth in this Agreement.

(d)  Unbudgeted acquisitions not in the ordinary course of business.

(e)  Disposition of assets not in the ordinary course of business.

(f)  Entering  into any contract not in the  ordinary  course of business  which requires unbudgeted expenditures, commitments or liabilities.

(g)  Amendments to governing documents of the Company.

(h)  Issuance of Interests or other securities of the Company to third parties.

(i)  Engaging in a business activity other than the GM Delta Township Project.

(j)  Commencing the process of dissolution, liquidation, insolvency or voluntary bankruptcy.

(k)  Approving any merger or consolidation of the Company.

(l)  Forming any Subsidiary of the Company.

(m)  Execution of any material credit agreement or any amendment or modification thereof or  implementation  of any  material  change in capital  structure, other than as  previously  authorized  or pursuant to authority  previously granted.

(n)  Commencing or settling any material litigation or arbitration.

(o)  Engaging or terminating principal auditors or attorneys.

(p)  Any execution,  amendment or modification  of any material  agreements with
     Members or their Affiliates, except as contemplated by the terms hereof.

(q)  Such other  matters as the Parties or their  designated  Managers  shall by mutual consent determine as being appropriate.